EXHIBIT 10.2

Waiver and Release Agreement

June 30, 2013

Roca Cantera y Marmol
Canteras Acabados Finos
Margaritas No.48 Col. Jardines De Qro.
Los Arcos, BC. Mexico 22127

Dear Sir:

We refer to the Mineral Extraction Rights Agreement dated December 8, 2010, between Roca Cantera y Marmol Canteras Acabados Finos (“RCM”) and Placer Del Mar, Ltd., a Nevada corporation (“Placer”) (the “Agreement”).  For good and valuable consideration, RCM and Placer hearby agree that the Agreement is terminated and of no further force or effect from June 30, 2013.

1. Release.  RCM, on behalf of itself and its successors and assigns, hereby waives, releases and forever discharges Placer, together with its subsidiaries, divisions and affiliates, whether direct or indirect, and its joint ventures and joint venturers, and its and their respective directors, officers, employees, shareholders, partners and agents, past, present and future, and each of their respective successors and assigns (collectively, the “Placer Releasees”), from any and all known or unknown actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (actual and punitive), judgments, extents, executions, any and all claims and demands whatsoever, in law, admiralty or equity, that have been or could be asserted by RCM or any of its affiliates or associates against the Placer Releasees (a) arising out of or related to the Agreement or any other contract, agreement, arrangement, note, security or other document or relationship between RCM or any of its affiliates and Placer or any of its affiliates, and (b) any other fact, occurrence, action or omission, from the beginning of the world to the date of this this Waiver and Release Agreement, including but not limited to any claims for fees, commissions or any other amounts claimed or asserted to be due to RCM or any of its affiliates or associates as a broker, finder or arranger or in a similar capacity.

Placer, on behalf of itself and its successors and assigns, hereby waives, releases and forever discharges RCM, together with his subsidiaries, divisions and affiliates, whether direct or indirect, and its joint ventures and joint venturers, and its and their respective directors, officers, employees, shareholders, partners and agents, past, present and future, and each of their respective successors and assigns (collectively, the “RCM Releasees”), from any and all known or unknown actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (actual and punitive), judgments, extents, executions, any and all claims and demands whatsoever, in law, admiralty or equity, that have been or could be asserted by Placer or any of its affiliates or associates against the RCM Releasees (a) arising out of or related to the Agreement or any other contract, agreement, arrangement, note, security or other document or relationship between RCM or any of its affiliates and Placer or any of its affiliates, and (b) any other fact, occurrence, action or omission, from the beginning of the world to the date of this this Waiver and Release Agreement, including but not limited to any claims for fees, commissions or any other amounts claimed or asserted to be due to Placer or any of its affiliates or associates as a broker, finder or arranger or in a similar capacity.

2. Covenant Not to Sue.  RCM, on behalf of itself and its successors and assigns, agrees never to sue any of the Placer Releasees or become party to a lawsuit on the basis of any matter referred to above.

Placer, on behalf of itself and its successors and assigns, agrees never to sue any of the RCM Releasees or become party to a lawsuit on the basis of any matter referred to above.

3. No Disparagement.  RCM, on behalf of itself and its successors and assigns, agrees that he shall not in any manner, engage, either directly or indirectly, in any conduct that might reflect negatively or adversely upon, or make any statements disparaging of, any of the Placer Releasees, or otherwise take any action that could reasonably be anticipated to cause material damage to the reputation, goodwill or business of any of the Placer Releasees.

Placer, on behalf of itself and its successors and assigns, agrees that it shall not, and shall cause its affiliates not to, in any manner, engage, either directly or indirectly, in any conduct that might reflect negatively or adversely upon, or make any statements disparaging of, any of the RCM Releasees, or otherwise take any action that could reasonably be anticipated to cause material damage to the reputation, goodwill or business of any of the RCM Releasees.

4. Further Acts and Assurances.  Each party hereto, on behalf of itself and its successors and assigns, agrees that it shall, and shall cause its affiliates and associates to, act in a manner supporting compliance with all of their respective obligations under this Waiver and Release Agreement and, from time to time, shall, at the request of the other party, and without further consideration, cause the execution and delivery of such other instruments of release or waiver and take such other action or execute such other documents as the other party may reasonably request in order to confirm or effect the releases, waivers and covenants contained herein, and, in the case of any claims, actions, obligations, liabilities, demands and/or causes of action that cannot be effectively released or waived without the consent or approval of other persons or entities that is unobtainable, use its best reasonable efforts to ensure that the Placer Releasees or RCM Releasees, as the case may be, receive the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Waiver and Release Agreement.

5. Confidential Information; No Inducement. Each party hereto, on behalf of itself and its successors and assigns, further agrees that:

(a) it will not, and will cause its affiliates and associates not to, disclose or use any of the other party’s confidential, proprietary or financial information for its own or any other person’s or entity’s benefit unless such use or disclosure is specifically consented to in writing by the other party, and

(b) it will not, and will cause its affiliates and associates not to, directly or indirectly, for itself or on behalf of any other person or entity, induce or attempt to induce any of the other party’s personnel to do anything contrary to the best interests of the other party’s and its Releasees.

6. Equitable Relief.  Each party hereto, on behalf of itself and its  successors and assigns, further acknowledges and agrees that the Placer Releasees or RCM Releasees, as the case may be, would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Waiver and Release Agreement are not performed in accordance with their terms or are otherwise breached, and accordingly agrees that any Releasee shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Waiver and Release Agreement, in addition to all other remedies available to the Releasee at law or in equity.

7. Severability.  If any provision of this Waiver and Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver and Release Agreement shall continue in full force and effect.

8. Miscellaneous.

(a) Each party hereto, on behalf of itself and its successors and assigns, waives and releases all Placer Releasees or RCM Releasees, as the case may be, from any claims that this Waiver and Release Agreement was procured by fraud or signed under duress or coercion so as to make this Waiver and Release Agreement not binding.  Each party hereto acknowledges that it has been represented in the preparation, negotiation, and execution of this Waiver and Release Agreement by legal counsel of its own choice, or it has voluntarily declined to seek such counsel, and that it was advised and encouraged by the other party to consult with an attorney or anyone else of its choosing who is not employed by or an agent or servant of the other party.

(b) Each party hereto further acknowledges and agrees that if it or any of its affiliates or associates breaches any provision of this Waiver and Release Agreement, then such party shall be obligated to pay to any Releasee its costs and expenses in enforcing this Waiver and Release Agreement (including court costs, expenses and reasonable legal fees).

(c) For the purposes of this Waiver and Release Agreement, (i) an “affiliate” is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another specified person or entity, and (ii) an “associate” of a person is any relative of such person, any corporation or organization  of which such person is an officer or partner or directly or indirectly the beneficial owner of 10% or more of any class of equity securities and (iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee, executor or in a similar fiduciary capacity.

9. Governing Law; Jurisdiction; Waiver of Jury Trial.  This Waiver and Release Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such court is improper or inconvenient venue for such proceeding.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS WAIVER AND RELEASE AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

PLACER DEL MAR, LTD.

By: /s/ Humberto Bravo
Name:  Humberto Bravo
Title:    President

Acknowledged and agreed:

ROCA CANTERA Y MARMOL
CANTERAS ACABADOS FINOS

By:  /s/ Rodan Mezzo
Name:  Rodan Mezzo